KRUSE, LANDA & MAYCOCK, L.L.C.
                          EIGHTH FLOOR, BANK ONE TOWER
                          50 WEST BROADWAY (300 SOUTH)
                        SALT LAKE CITY, UTAH  84101-2034
JAMES R. KRUSE                                      TELEPHONE:  (801) 531-7090
ELLEN MAYCOCK                                       TELECOPY:  (801)  531-7091
DAVID R. KING                  MAILING ADDRESS                  (801) 359-3954
KEITH L. POPE               Post Office Box 45561
LYNDON L. RICKS        Salt Lake City, Utah  84145-0561         www.klmlaw.com
JODY L. WILLIAMS
STEVEN G. LOOSLE
RICHARD C. TAGGART
DAVID C. WRIGHT
PAMELA S. NIGHSWONGER                                               Of Counsel
SHANE L. HANNA                                                 HOWARD S. LANDA


                                 June 18, 1999


Board of Directors
Sensar Corporation
50 West Broadway, Suite 501
Salt Lake City, Utah 84101

     Re:  Sensar Corporation
          Registration Statement on Form S-3

Gentlemen:

     We have been engaged by Sensar Corporation (the "Company") to render our opinion respecting the legality of certain securities to be offered and sold pursuant to the registration statement on Form S-3 being filed by the Company with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used but not defined herein have the same meanings as set forth in the Registration Statement.

     In connection with this engagement, we have examined the following:

          1.   Articles of incorporation of the Company;

          2.   Bylaws of the Company;

          3.   The Registration Statement; and

          4.   Unanimous consents of the Company's board of directors.

     We have examined such other corporate records and documents and have made such other examination as we deemed relevant.

     Based upon the above examination, we are of the opinion that the Common Stock to be sold pursuant to the Registration Statement will be, when sold in accordance with the terms set forth in the Registration Statement, legally issued, fully paid, and nonassessable under the Nevada Revised Statutes, as amended.

     This firm consents to being named in the Prospectus included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

                                          Sincerely yours,

                                           /s/ Kruse, Landa & Maycock, L.L.C.

                                          KRUSE, LANDA & MAYCOCK, L.L.C.

KL&M/RCT:pjc